Exhibit 99.1

Contact: Joe Crivelli Senior Vice President Gregory FCA Direct: 610-228-2100

NUTRISYSTEM REPORTS FIRST QUARTER RESULTS

Board of Directors declares dividend of 17.5 cents per share Q1 earnings per share exceeds expectations

Fort Washington, Pa.—May 1, 2013—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the quarter ended March 31, 2013. The Company also announced that the Board of Directors declared a quarterly dividend of $0.175 per share, payable May 23, 2013, to stockholders of record as of May 13, 2013.

The following are financial highlights for the quarter ended March 31, 2013:

· Revenues of $105.4 million compared to $128.5 million in the first quarter of 2012. The decline was driven by the removal of unprofitable revenue streams and weak consumer response to the 2013 creative campaign. The Company’s new management team is addressing the response issues through a return to direct marketing analytics and creative best practices.

· Gross margins improved 520 basis points to 50.3% during the quarter from 45.1% in last year’s first quarter as a result of the elimination of free giveaways, single-digit improvements in new customer average selling price, and process re-engineering around cost of goods sold, delivering on the first phase of the Company’s turnaround plan.

· Operating loss for the quarter was $1.1 million, an improvement of $5.7 million compared to last year’s operating loss of $6.8 million. Excluding one-time severance-related charges of $1.4 million, operating income for the quarter was $0.3 million, representing the first time since 2010 that the Company has recorded a first quarter adjusted operating profit.

· Adjusted EBITDA was $3.9 million, a $5.8 million improvement compared to an adjusted EBITDA loss of $1.9 million in the first quarter of 2012. This was driven by an improvement in gross margin combined with careful management of marketing and G&A expenses. Adjusted EBITDA is defined as net loss excluding non-cash employee compensation, severance and related charges, interest, income taxes, depreciation and amortization as referenced below in the adjusted EBITDA reconciliation table.

· Net loss for the quarter was $640,000, or $0.02 per diluted share. One-time charges were $1.4 million in the first quarter, and impacted earnings per share by $0.02. Excluding one-time charges, net income for the quarter improved to $200,000 or $0.00 on an earnings per share basis, which outperformed the Company’s original forecast of a loss of $0.03 to $0.08 per share in the first quarter and compares favorably to a Q1 2012 loss of $0.16.

· Cash, cash equivalents, and short term investments were $35.1 million at March 31, 2013. The Company had no outstanding bank debt at quarter-end under its existing bank facility.

Dawn Zier, President and Chief Executive Officer of Nutrisystem, said, “Profitability improved in the first quarter, indicating that our turnaround is beginning to take root. We continue to be focused on improving customer profitability and ensuring that we maximize the Company’s bottom line. To that end we made good progress this quarter by increasing revenue per customer, average selling price to new customers, and gross margins, as well as reducing overall corporate expenses.”

Ms. Zier added, “We are investing in the future of our business, and ultimately we have to stabilize the top line and then return to growth. We have a number of strategic initiatives in this regard. We are building an innovation pipeline to drive product and program improvement, create new products to address specific consumer segments, and enhance customization options throughout each phase of the weight loss journey. The first of these new products, our 5-Day Nutrisystem® Jumpstart™ Your Weight Loss Kits exclusive at Walmart, was introduced during the first quarter and is now available at 2,000 select Walmart stores across the country. We plan to continue to expand this program throughout the year. As part of this launch, one of the kits available is specifically targeted to the type 2 diabetes market.”

Ms. Zier continued, “Our engagement of Melissa Joan Hart as a celebrity spokesperson provides us with a new, relatable brand ambassador who mirrors our values and who we expect will resonate with our customers. We also are enhancing our online platform to improve the customer experience while creating new online offerings to meet the needs of the DIY dieter – a market expansion opportunity for Nutrisystem. All told, we are marching forward with our plan to grow shareholder value by stabilizing our core business, improving profitability, and building new growth initiatives.”

Guidance Update

The Company’s guidance for 2013 is as follows:

·	Adjusted earnings per share are expected to be in the range of $0.23 to $0.33 per share for the full year and $0.15 to $0.20 per share for the second quarter.

·	Revenue pressure is expected to continue in the second quarter due to fewer on-program customers entering the quarter, a continued sluggish consumer spending environment, and continued consumer response challenges. This revenue pressure should begin to abate in the second half of the year, as the Company’s strategic initiatives begin to take hold.

·	Gross margins are expected to remain in the low 50% range as the Company continues to focus on price and supply chain management throughout the year.

·	Marketing efficiency is anticipated to be slightly higher than the prior year as we dedicate media to testing both offer and creative in the second half of the year, and also fund our product development initiatives in support of the 2014 diet season.

·	G&A expense will likely be flat to up slightly versus adjusted 2012 due to investment in our growth initiatives.

·	Tax rates are expected to be in the mid-30% range for the year.

Conference Call and Webcast

Management will host a webcast to discuss first quarter financial results today at 4:30 PM Eastern time. The webcast will include remarks from President and Chief Executive Officer Dawn Zier, Acting Chief Financial Officer Kathy Simone, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of the Nutrisystem website (www.nutrisystem.com) and a replay will be available for 30 days. Interested parties unable to access the conference call via the webcast may dial 719-325-2420 and reference conference 7861876.

Forward-Looking Statement Disclaimer

Information provided and statements contained in this press release that are not purely historical, such as second quarter and full year 2013 guidance, company transition, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem

Having helped Americans lose millions of pounds for over 40 years, Nutrisystem, Inc. (NASDAQ: NTRI) develops evidence-based programs for healthy weight management, and is the leading provider of home-delivered weight loss meal plans. Nutrisystem offers balanced nutrition in the form of low glycemic index meal plans designed for men and women, including seniors, vegetarians and the Nutrisystem® D® program for people with, or at risk for, type 2 diabetes. Nutrisystem® plans include a wide variety of pantry and frozen entrees and snacks to aid in program satisfaction and adherence, as well as transition plans to support long-term success. The Fort Washington, PA-based company also provides weight management support and counseling by trained weight-loss coaches and registered dietitians, as well as through an engaged online community, online tools and trackers, mobile apps, cookbooks and more. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	~~-----------------------------------------~~
	2013	2012

REVENUE	$105,384	$ 128,517

COSTS AND EXPENSES:
Cost of revenue	52,353	70,529
Marketing	36,316	45,667
General and administrative	15,251	16,315
Depreciation and amortization	2,549	2,836
Total costs and expenses	106,469	135,347
Operating loss	(1,085)	(6,830)
INTEREST EXPENSE, net	(53)	(274)
Loss before income taxes	(1,138)	(7,104)
INCOME TAX BENEFIT	(498)	(2,623)
Net loss	$(640)	$(4,481)

BASIC LOSS PER COMMON SHARE	$(0.02)	$(0.16)
DILUTED LOSS PER COMMON SHARE	$(0.02)	$(0.16)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,759	27,321
Diluted	27,759	27,321

DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and par value amounts)
	March 31,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,707	$16,186
Short term investments	14,350	3,205
Receivables	12,475	8,487
Inventories	22,711	23,637
Prepaid income taxes	4,415	4,531
Deferred income taxes	2,087	2,969
Other current assets	4,212	7,160
Total current assets	80,957	66,175

FIXED ASSETS, net	26,992	28,003
OTHER ASSETS	5,394	4,228
Total assets	$113,343	$98,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$37,091	$23,192
Accrued payroll and related benefits	3,269	1,326
Deferred revenue	5,911	3,343
Other accrued expenses and current liabilities	8,295	6,911
Total current liabilities	54,566	34,772
NON-CURRENT LIABILITIES	3,345	3,525
Total liabilities	57,911	38,297

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no
shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000,000 shares authorized;
shares issued – 28,739,718 at March 31, 2013 and 28,631,464 at
December 31, 2012)	29	29
Additional paid-in capital	19,615	18,466
Treasury stock, at cost, 112,366 shares at March 31, 2013 and
72,561 shares at December 31, 2012	(975)	(636)
Retained earnings	36,743	42,254
Accumulated other comprehensive income (loss)	20	(4)

Total stockholders’ equity	55,432	60,109
Total liabilities and stockholders’ equity	$ 113,343	$98,406

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	~~-------------------------------------~~
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(640)	$(4,481)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,549	2,836
Loss on disposal of fixed assets	42	6
Share–based compensation expense	1,502	1,845
Deferred income tax benefit	(609)	(904)
Other non-cash charges	29	0
Changes in operating assets and liabilities:
Receivables	(3,988)	(2,670)
Inventories	926	5,644
Other assets	2,915	1,693
Accounts payable	13,995	9,854
Accrued payroll and related benefits	1,943	2,477
Deferred revenue	2,568	571
Income taxes	71	(1,916)
Other accrued expenses and liabilities	1,094	117
Net cash provided by operating activities	22,397	15,072
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(14,524)	(28)
Proceeds from sales of short term investments	3,371	0
Capital additions	(1,555)	(1,345)
Net cash used in investing activities	(12,708)	(1,373)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	0	9
Taxes related to equity compensation awards, net	(297)	(250)
Payment of dividends	(4,871)	(4,937)
Net cash used in financing activities	(5,168)	(5,178)
NET INCREASE IN CASH AND CASH EQUIVALENTS	4,521	8,521
CASH AND CASH EQUIVALENTS, beginning of period	16,186	47,594
CASH AND CASH EQUIVALENTS, end of period	$20,707	$56,115

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended March 31,

	2013	2012

Adjusted EBITDA	$3,886	$(1,946)
Non-cash employee compensation
expense	(981)	(1,751)
Interest expense, net	(53)	(274)
Income tax benefit	498	2,623
Depreciation and amortization	(2,549)	(2,836)
Severance and related charges	(1,441)	(297)

Net loss	$(640)	$(4,481)

Adjusted EBITDA is defined as net loss excluding non-cash employee compensation, severance and related charges, interest, income taxes, depreciation and amortization.

We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company. Adjusted EBITDA excludes non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.